UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2026

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-08462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thoren Resignation

On June 15, 2026, Daniel J. Thoren notified Graham Corporation (the “Company”) of his intention to step down from his positions as the Company’s Executive Chairman and as a director, effective as of June 15, 2026. Mr. Thoren’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Thoren Agreement

On June 15, 2026, the Company and Mr. Thoren entered into a transition and retirement agreement (the “Thoren Agreement”). Pursuant to the Thoren Agreement, the amended and restated employment agreement, dated February 5, 2025, between the Company and Mr. Thoren was terminated, Mr. Thoren resigned as the Company’s Executive Chairman and as a director, and Mr. Thoren transitioned into the role of Strategic Advisor on an at-will basis until June 15, 2027 (the “Transition Period”). During the Transition Period, Mr. Thoren will support the Company’s President and Chief Executive Officer in an advisory role by further transitioning his knowledge and expertise to the Company, advising on assigned strategic initiatives, performing business development activities, mentoring and coaching leaders, and performing such other duties as the Company’s President and Chief Executive Officer may reasonably request.

During the Transition Period, Mr. Thoren will receive an annual base salary of $150,000 and will continue to be eligible to participate in such other benefits (including health insurance) of the Company that may be in effect from time to time and as may be available to other similarly situated employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Mr. Thoren will not be eligible to participate in the Company’s short-term or long-term incentive plans during the Transition Period. Mr. Thoren’s outstanding unvested performance-vesting restricted stock unit awards (“PSUs”) and time-vesting restricted stock unit awards (“RSUs”) will continue to vest during the Transition Period, subject to all applicable terms of any such awards.

In the event of Mr. Thoren’s termination for reasons other than death, disability or cause, or his resignation because of a material breach of the Thoren Agreement by the Company that remains materially uncured after 30 days’ prior written notice, then his outstanding, unvested RSUs will remain outstanding and continue to vest until June 16, 2027 and his outstanding, unvested PSUs will remain outstanding until the performance conditions have been determined and will vest as if he had been employed until June 16, 2027 in accordance with the terms and conditions of the Thoren Agreement. After the last date of Mr. Thoren’s employment, whether by retirement or on written notice by either the Company or Mr. Thoren, Mr. Thoren will, at the reasonable request of the Company, further cooperate with the transition of his knowledge, expertise, work and responsibilities, which may include promptly answering Company inquiries via email or telephone, and may also include brief visits to the Company to assist in the transition of his duties.

Smith Agreement

Further, on June 15, 2026, the Company and Alan E. Smith, former Vice President and General Manager of Graham Manufacturing, entered into a transition and retirement agreement (the “Smith Agreement”). Pursuant to the Smith Agreement, the employment agreement, as amended, dated July 30, 2007, between the Company and Mr. Smith was terminated, and Mr. Smith transitioned into the role of Strategic Advisor on an at-will basis through the Transition Period. During the Transition Period, Mr. Smith will serve in an advisory role supporting the Company’s Vice President and General Manager of Graham Manufacturing, further transitioning his knowledge and expertise to the Company, and performing such other duties as the Company may reasonably assign.

During the Transition Period, Mr. Smith will receive an annual base salary of $150,000 and will continue to be eligible to participate in such other benefits (including health insurance) of the Company that may be in effect from time to time and as may be available to other similarly situated employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Mr. Smith will not be eligible to participate in the Company’s short-term or long-term incentive plans during the Transition Period. Mr. Smith’s outstanding unvested PSUs and RSUs will continue to vest during the Transition Period, subject to all applicable terms of any such awards. After the last date of Mr. Smith’s employment, whether by retirement or on written notice by either the Company or Mr. Smith, Mr. Smith will, at the reasonable request of the Company, further cooperate with the transition of his knowledge, expertise, work and responsibilities, which may include promptly answering Company inquiries via email or telephone, and may also include brief visits to the Company to assist in the transition of his duties.

The foregoing descriptions of the Thoren Agreement and the Smith Agreement do not purport to be complete and are qualified in their entirety by reference to the Thoren Agreement and the Smith Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release dated June 17, 2026 announcing Mr. Thoren’s transition and the appointment of Jonathan W. Painter as Chairman of the Board of Directors is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Transition and Retirement Agreement, dated June 15, 2026, between Graham Corporation and Daniel J. Thoren.

10.2	Transition and Retirement Agreement, dated June 15, 2026, between Graham Corporation and Alan E. Smith.

99.1	Press Release dated June 17, 2026 describing the transition and appointment of Chairman of the Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: June 17, 2026	By:	/s/ Christopher J. Thome
Christopher J. Thome
Vice President – Finance, Chief Financial Officer and Chief Accounting Officer